EXHIBIT 21.1



SUBSIDIARIES OF WEALTHHOUND.COM, INC.
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OSRS COMMUNICATIONS, INC.

WEALTHHOUND, INC.

WEALTHHOUND SECURITIES, INC.



SUBSIDIARIES OF WEALTHHOUND, INC.
---------------------------------

ENVITRO.COM, INC.

WEALTHHOUND TRADING, INC.